                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     PANTHER RESOURCES LTD.
                     ----------------------
         (Name of Registrant as Specified in its Charter)

                              N/A
                              ---
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.

1)    Title of each class of securities to which transaction applies:  N/A.

2)    Aggregate number of securities to which transaction applies:  N/A.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)     Proposed maximum aggregate value of transaction:  N/A.

5)     Total fee paid:  N/A.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

                       PANTHER RESOURCES LTD.

               Suite 400 - 1111 West Georgia Street
                 Vancouver, British Columbia, Canada
                               V6E 4M3
                          (604) 689-5377


                          PROXY STATEMENT


                  Annual Meeting of Stockholders
                      to be held June 11, 1999


Purpose.
--------

     This Proxy Statement is furnished in connection with the annual meeting of the stockholders of Panther Resources Ltd., a Nevada corporation (the "Company"), to be held on Friday, June 11, 1999, at 10:00 a.m. Pacific Daylight Time (the "Meeting"). The Meeting will be held at the offices of the Company, 400 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are first being mailed to common stockholders on or about May 21, 1999. Only stockholders of record at the close of business on May 20, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     The following matters to be presented to the Meeting have been adopted by the unanimous resolution of the Board of Directors:

     (a) To conduct a reverse split of the issued and outstanding shares of the Company's one mill ($0.001) par value common stock (the "Common Stock") in the ratio of one share for 10, with fractional shares rounded up to the nearest whole share and with appropriate adjustments in the stated capital and additional paid-in capital accounts of the Company;

     (b) To amend the Company's Articles of Incorporation to designate its business purpose as "to engage in any lawful activities in Nevada and throughout the world;"

      (c) To amend the Company's Articles of Incorporation to change its name to "PhantomFilm.com;" and

     (d) To amend the Company's Articles of Incorporation to decrease the par value of its preferred stock (the "Preferred Stock") from one dime ($0.10) per share to one mill ($0.001) per share.

     The Nevada Revised Statutes (the "Nevada Statutes") require the approval of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company's Articles of Incorporation to change the description of its business purpose and its name and to reduce the par value of its Preferred Stock. Pursuant to the Nevada Statutes, if a quorum is present, the reverse split of the Company's Common Stock will be approved if the number of votes cast in favor of that proposal exceeds the number of votes cast in opposition. See the caption "Voting Procedures," herein.

     This solicitation is being made by the Company and it will bear the cost of preparing, printing and mailing each of these documents and of the solicitation of proxies. Solicitation will be made by mail. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of the Company's Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this regard.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AFOREMENTIONED PROPOSALS.

Record Date and Outstanding Shares.
-----------------------------------

     The Board of Directors has fixed May 20, 1999, as the Record Date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting and any adjournment thereof. At the close of business on that date there were 48,067,664 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock will be entitled to one vote per share held.

     As of the Record Date, a total of 2,000,000 shares of the Company's one dime ($0.10) par value Preferred Stock are issued and outstanding. Pursuant to applicable provisions of the Nevada Statutes, the Board of Directors has resolved that each share of Preferred Stock shall have five votes on all matters brought before the Company's stockholders. Under the quorum and voting requirements of the Nevada Statutes and the Company's Bylaws, shares representing a minimum of 29,033,833 votes will need to attend the meeting (in person or by proxy) in order for a quorum to be present, and, if a quorum is present, a minimum of 14,516,917 votes must be cast in favor of any proposal in order for it to pass.

     The Company's shares of Preferred Stock are not registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company is not subject to the Securities and Exchange Commission's proxy rules with respect to such shares. The Company is not soliciting proxies from its preferred stockholders, but management is informed and believes that all 2,000,000 issued and outstanding shares of Preferred Stock (representing 10,000,000 votes) will be represented at the Meeting and will be voted in favor of each of the Board of Directors' proposals that will be submitted to a vote at the Meeting.

Proxies and Revocability of Proxies.
------------------------------------

     The enclosed proxy is being solicited by the Board of Directors for use at the Meeting and any adjournments thereof and will not be voted at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Meeting, and not properly revoked will be voted at the Meeting or any adjournment thereof in accordance with the instructions given therein.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with Katharine Johnston, the Vice President of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Vice President of the Company before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Panther Resources Ltd., 400 -1111 West
Georgia Street, Vancouver, British Columbia V6E 4M3, Canada, Attention:
Katharine Johnston, or hand delivered to Ms. Johnston, at or before the taking of the vote at the Meeting.

Dissenters' Rights of Appraisal.
--------------------------------

     The Nevada Statutes do not provide any dissenter's rights with respect to any of the matters to be voted on at the Meeting. Therefore, no dissenter's rights of appraisal will be given in connection with these matters.

Interest of Certain Persons in Matters to be Acted Upon.
--------------------------------------------------------

     Except as indicated below, no director, executive officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be submitted to a vote of stockholders at the Meeting, which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

     Collectively, Gordon Muir, Penny Perfect and Katharine Johnston, each of whom is a director and executive officer of the Company, beneficially own approximately 92.5% of the issued and outstanding shares of Preferred Stock. If the stockholders approve the reverse split of the Company's issued and outstanding Common Stock, Mr. Muir, Ms. Perfect and Ms. Johnston will collectively hold a majority of the voting power of the Company's securities. As a result, these persons will be able to elect all of the Company's directors and to approve or reject any proposal submitted to a vote of its stockholders, without regard to the votes of the Company's common stockholders. See the captions "Voting Securities and Principal Holders Thereof" and "Changes in Control" and the subheading "Effect of the Proposed Reverse Split" under the caption "Modification or Exchange of Securities."

Voting Securities and Principal Holders Thereof.
------------------------------------------------

     As of May 20, 1999, the Record Date for the determination of holders of the Company's Common Stock entitled to notice of and to vote at the Meeting and any adjournment thereof, a total of 48,067,664 shares of common stock were outstanding; such shares are entitled to a total of 48,067,664 votes on the matters to be voted on at the Meeting. As of the Record Date, a total of 2,000,000 shares of Preferred Stock were outstanding and such shares were entitled to a total of 10,000,000 votes on the matters to be voted on at the Meeting. When the votes of all common shares and preferred shares are combined, the Company's issued and outstanding voting securities were entitled to a total of 58,067,664 votes.

     The following table sets forth the Common Stock holdings of the Company's directors and executive officers and those persons who beneficially owned more than 5% of the Company's Common Stock as of the Record Date:

                              Positions      Number and Percentage
Name and Address              Held           of Shares Beneficially Owned
----------------              ----           ----------------------------

Gordon Muir                   CEO            19,328,000 (1) - 40.2%
400 - 1111 West Georgia St.   Director
Vancouver, British Columbia
Canada V6E 4M3

Penny Perfect                 President      19,328,000 (1) - 40.2%
400 - 1111 West Georgia St.   Director
Vancouver, British Columbia
Canada V6E 4M3

Katharine Johnston            Vice President    175,000 (2) -  0.3%
400 - 1111 West Hastings St.  Director
Vancouver, British Columbia
Canada V6E 4M3

Victor Cardenas               Vice President
400 - 1111 West Hastings St.  Director          250,000     -  0.5%
Vancouver, British Columbia
Canada V6E 4M3

     (1) Because Mr. Muir and Ms. Perfect are husband and wife, all shares that are beneficially owned by one spouse may be deemed to be beneficially owned by the other; this is reflected in the figures presented in this table. These figures do not include unexercised warrants to acquire an additional 8,564,000 shares of Common Stock.

     (2) These figures do not include warrants to purchase an additional 175,000 shares of Common Stock.


     The following table sets forth the Preferred Stock holdings of the Company's directors and executive officers and those persons who beneficially owned more than 5% of the Company's Preferred Stock as of the Record Date:

                              Positions      Number and Percentage
Name and Address              Held           of Shares Beneficially Owned
----------------              ----           ----------------------------

Gordon Muir                   CEO             1,750,000 (1) - 87.5%
400 - 1111 West Georgia St.   Director
Vancouver, British Columbia
Canada V6E 4M3

Penny Perfect                 President       1,750,000 (1) - 87.5%
400 - 1111 West Georgia St.   Director
Vancouver, British Columbia
Canada V6E 4M3

Katharine Johnston            Vice President    100,000     -  5.0%
400 - 1111 West Hastings St.  Director
Vancouver, British Columbia
Canada V6E 4M3

Victor Cardenas               Vice President
400 - 1111 West Hastings St.  Director              -0-     -  0.0%
Vancouver, British Columbia
Canada V6E 4M3

     (1) Because Mr. Muir and Ms. Perfect are husband and wife, all shares that are beneficially owned by one spouse may be deemed to be beneficially owned by the other; this is reflected in the figures presented in this table.

     Gordon Muir, Penny Perfect and Katharine Johnston collectively own approximately 49.5% of the Company's outstanding voting securities; as a result, passage of each of the above-referenced proposals is effectively assured.

A Vote to Approve the Proposed Reverse Split Will Allow Preferred Stockholders to Control the Company.
-----------------------

     If the Company's stockholders vote to approve the reverse split of its issued and outstanding Common Stock in the ratio of one for 10, approximately 4,807,707 shares of Common Stock (representing 4,807,707 votes) will be issued and outstanding immediately following the reverse split. A total of 2,000,000 shares of the Company's Preferred Stock (representing 10,000,000 votes, or approximately 17.2% of the voting power) are currently issued and outstanding. Therefore, if the stockholders vote to approve the reverse split, the holders of the Company's Preferred Stock will hold approximately 68% of the voting power of the Company's securities. As a result, the holders of the Preferred Stock will be able to elect all of the Company's directors and to approve or reject any proposal that is submitted to a vote of the Company's stockholders, without regard to the votes of the Common Stock holders. For this reason, stockholder approval of the reverse split will allow the preferred stockholders to control the Company.

Change of Business Purpose and Name.
------------------------------------

     The Company's Articles of Incorporation currently set forth the following business purpose for the Company: "To engage in any lawful activity and to concentrate on the acquisition, exploration and development of mineral resource properties worldwide."

     Due to the recent weakness in the mineral resources industry, management has chosen not to concentrate the Company's business activities on mineral property acquisition, exploration and extraction. Although management presently intends to maintain its current interests in mineral properties and to resume the acquisition, exploration and development of mineral properties in the future, to the extent that it is economically feasible, the Company is currently examining the possibility of acquiring a worldwide license to "streaming video" technology for use over the internet. This technology allows the transmission, via modem, of television-quality video signals. The Company and the owner of the technology have discussed the possibility of acquiring a license for the technology through the issuance of an undetermined number of "unregistered" and "restricted" shares of the Company's common stock.

     If the negotiations with the owner of the technology are successful, the Company plans to provide services that will allow the creation and real-time delivery of audio, video, text and other media content over the internet. Management believes that streaming video technology is essential to the evolution of the internet, as it allows a more compelling user experience. Although the field is competitive, with companies such as RealNetworks, Inc., Microsoft and Broadcast.com providing streaming media, management believes that the technology that it is considering is very competitive.

     In order to prepare for the eventual acquisition of the streaming video technology, the Board of Directors believes that it is advisable to change the Company's name to more accurately reflect its new direction. For this reason, the Board of Directors has recommended that the Company's name be changed to "PhantomFilm.com."

     The Company is also exploring the possibility of developing a worldwide web site (a "Virtual Mining Site") providing many types of information to the mining industry. The Company has not entered into any definitive arrangement or formulated a comprehensive plan of operations in this regard. However, because these activities and the streaming video activities discussed above would be beyond the scope of the activities set forth in the Company's Articles of Incorporation, management believes that it is advisable to expand the description of its activities in the Articles.

     The "Virtual Mining Site" would include the following sub-sites:

          Employment opportunities in the mining industry. Many highly qualified engineers, geologists and other mining professionals have no central registry where they can take advantage of employment opportunities throughout the world. Mining in third world countries and emerging growth nations relies heavily on the expertise of mining professionals from the developed countries with proven mining techniques and state of the art mining practices. Other than networking, which is highly inefficient, there is no way for the companies that need these professionals to find them. The Company's goal would be to establish a virtual registry for resource based companies needing all levels of assistance and for mining professionals seeking employment.

          Equipment listing. Many resource companies have an abundance of very expensive equipment that is idle and that they would like to either sell or engage in short- or long-term leases. Many mining companies would rather buy used equipment because it is less expensive. Management of the Company is unaware of any central registry for mining equipment.

          Joint ventures, mergers and acquisitions and financing situations. Many mining companies have properties for which they need financial assistance from a major mining company or that they want to merge into another entity.

          Auction site. The proposed "Virtual Mining Site" would provide auctions for mining equipment and properties. The site would allow participants to bid on a "real-time" basis.

          Mining supply companies. The "Virtual Mining Site" would allow mining supply companies to advertise their products.

          Mining service providers and contractors. Every mining company at some time needs services such as drilling contractors, surveyors, contract geologists and feasibility studies. The "Virtual Mining Site" would give mining companies the opportunity to find the best person or company for the job they need and would provide an opportunity for companies and contractors to bid on jobs.

          Panther Fund. The Company would accept donations from mining companies and service providers to assist mining companies with short-term bridge financing, provide scholarships to worthy students who want to pursue a career in the mining industry, and provide financial assistance to students in a work intern program.

     The Company would derive "Virtual Mining Site" revenues from three sources:

          Advertising fees. The Company would charge companies a fee to advertise on the "Virtual Mining Site."

          Transaction fees. The Company would take a transaction fee from participants on all of the sub-sites on the "Virtual Mining Site." This would take the form of finder's fees, placement fees and percentage of contract fees. All commerce on the site would be subject to some form of transaction fee.

          Set-up fee. A charge would be levied for all companies and people wanting to list their products, services, properties and job opportunities.

     As a non-revenue item, the Company would establish a "Mining News and Events" sub-site that would act like a bulletin board for news and events. The sub-site would provide a forum for mining companies to display their news releases and members of the industry could post information about upcoming events such as seminars, trade shows and conferences.

      The Company intends to develop the "Virtual Mining Site" in-house. Management projects that development time would be approximately 60 to 90 days, with revenue beginning in that time frame.

     The Company does not believe that changing its name or the description of the nature of its business will have any effect whatsoever upon the value or rights of any class of outstanding securities.

Modification or Exchange of Securities
--------------------------------------

     The Company's Board of Directors has unanimously adopted a resolution declaring the advisability of the following actions modifying its outstanding securities:

          To conduct a reverse split of the issued and outstanding shares of the Company's Common Stock in the ratio of one share for 10, with fractional shares rounded up to the nearest whole share and with appropriate adjustments in the stated capital and additional paid-in capital accounts of the Company;

          To amend the Company's Articles of Incorporation to decrease the par value of its preferred shares from one dime ($0.10) per share to one mill ($0.001) per share.

     The reasons for these modifications and the material differences between the outstanding securities before and after the modifications are discussed below.

Reverse Split.

     The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submitting to the stockholders for approval of, a reverse split of the issued and outstanding shares of its Common Stock in the ratio of one share for every 10 shares outstanding on the date of filing with the Nevada Secretary of State of a certificate pursuant to Section 78.207(4) of the Nevada Statutes, with fractional shares rounded up to the nearest whole share, and with appropriate adjustments in the stated capital and additional paid-in capital accounts of the Company. The reverse split is to be effective on the date of filing of the certificate with the Nevada Secretary of State.

     Effect of the Proposed Reverse Split. The effect of the proposed reverse split will be as follows:

     (a) The shares of each holder of record of 10 or fewer shares of Common Stock immediately before the reverse split will be converted into one share of Common Stock;

     (b) The shares of each holder of record of 11 or more shares of Common Stock immediately before the reverse split will be converted into a number of shares of Common Stock equal to the number of shares held immediately prior to the reverse split divided by 10, with any fractional share that would be created thereby being rounded up to the nearest whole share;

     (c) The number of shares purchasable upon the exercise of each outstanding warrant and the exercise price thereof will be adjusted in accordance with the provisions of Section III of each outstanding warrant; i.e., each warrant holder shall be entitled to purchase approximately one-tenth of the number of shares that he/she/it was entitled to purchase immediately before the reverse split, and the purchase price per share shall be adjusted by multiplying the purchase price immediately prior to the reverse split by a fraction, the numerator of which shall be the number of warrant shares issuable on the exercise of each warrant immediately prior to such adjustment and the denominator of which shall be the number of warrant shares issuable immediately thereafter; and

     (d) The number of shares purchasable upon the exercise of each outstanding option and the exercise price thereof will be adjusted as follows: each option holder shall be entitled to purchase approximately one-tenth of the number of shares that he/she/it was entitled to purchase immediately before the reverse split, and the purchase price per share shall be adjusted by multiplying the purchase price immediately prior to the reverse split by a fraction, the numerator of which shall be the number of option shares issuable on the exercise of each option immediately prior to such adjustment and the denominator of which shall be the number of option shares issuable immediately thereafter.

     (e) The Company's Articles of Incorporation currently authorize the issuance of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, for a total of 110,000,000 shares. As of May 20, 1999, 48,067,664 shares of Common Stock and 2,000,000 shares of Preferred Stock were outstanding. Based upon the Company's best estimates, immediately following the reverse split of the Common Stock, approximately 4,807,707 shares of Common Stock will be outstanding. The reverse split will result in a 43,259,957 share reduction in the number of outstanding shares of Common Stock. The number of preferred shares will be unaffected by the reverse split. Therefore, because each share of Preferred Stock is entitled to five votes on any matter submitted to a vote of the Company's stockholders, the holders of the Company's Preferred Stock will hold approximately 68% of the voting power of the Company's securities immediately after the reverse split. The reverse split will result in a change in control of the Company in favor of its Preferred Stock holders.

     Because fractional shares will be rounded up to the nearest whole share, no stockholder will have his/her/its holdings reduced to zero; the reverse split will not affect the number of common stockholders.

     The Company's Common Stock is registered under Section 12(g) of the 1934 Act. As a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The reverse split will not affect the registration of the Company's Common Stock under the 1934 Act, and the Company does not intend to terminate its registration thereunder.

     In connection with the reverse split, the Company will obtain a new CUSIP number to appear on all certificates representing shares of Common Stock issued after the effective date of the reverse split. After the effective date, each certificate representing shares of Common Stock that were outstanding prior to the effective date will be deemed for all purposes to evidence ownership of one-tenth the number of shares as is set forth on the face of the certificate (subject to the provision for rounding up of fractional shares to the nearest whole number of shares). Any stockholder wishing to receive a certificate bearing the new CUSIP number may do so, at his/her/its expense, at any time by contacting the Company's transfer agent at the following address for instructions for surrendering old certificates:
Signature Stock Transfer, Inc., Office in the Park, 14675 Midway Road, Suite 221, Dallas, Texas 75244 (Telephone: (972) 788-4193). After the effective date of the reverse split, an old certificate presented to the transfer agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

     Because the number of shares represented by certificates that were issued prior to the reverse split will be adjusted to the appropriate number of post-split shares when submitted for transfer, the holders of pre-split certificates will not be required to exchange old certificates for new certificates, and their interests in the Company will not be prejudiced if they fail to do so.

     The Company's Common Stock is currently quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. Management does not expect the reverse split to adversely affect the eligibility of the Common Stock to be quoted on the OTC Bulletin Board.

     The par value of the Company's Common Stock and the number of authorized shares of Common Stock will remain at one mill ($0.001) per share and 100,000,000, respectively, after the completion of the reverse split. Because the number of issued and outstanding shares of Common Stock will be reduced by approximately 90% after the reverse split, the ratio of the number of authorized but unissued shares to the total number of authorized shares will increase. This increase could have an anti-takeover effect because the Company could, within the limits of applicable law, issue shares of Common Stock in one or more transactions that would make a corporate takeover more difficult and, therefore, less likely. Any such issuance could dilute the stock ownership or voting rights of persons seeking to take control of the Company.

     Purposes of the Proposed Reverse Split. The bid price for the Company's Common Stock on the OTC Bulletin Board has recently been in the range of approximately 12 cents ($0.12) per share. The Board of Directors believes that the decrease in the number of outstanding shares of Common Stock following the reverse split is in the Company's best interest and that the currently high number of outstanding shares and the low trading price thereof impairs the acceptability of the Common Stock by the financial community and the investing public. This results primarily from the increased likelihood that the Company's common stock will be regarded as "penny stock" under the federal securities laws.

     Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the 1934 Act, as amended, and Reg. Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

          Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. If the Company's common stock were deemed to be penny stock, compliance with these requirements would make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

     Management does not currently believe that the Company's common stock is penny stock, because its net tangible assets currently exceed $2,000,000. However, if these assets were to be disposed of or to decrease in value, stock price exceeding five dollars per share would ensure that its common stock will not be treated as penny stock.

     The Company believes that the reduction in the number of outstanding shares should increase the per share market price for the Common Stock accordingly. This results from the facts that (i) the reverse split does not alter the proportionate interests of the stockholders in the Company; and (ii) the underlying value of the Company is not affected by the reverse split. A stockholder who owns 5% of the Company's outstanding common stock will still own a 5% interest in the Company after the reverse split, even though the number of shares representing that interest has been reduced by 10 times. In order to accurately reflect the value of the stockholder's total investment the price per share must be increased by the same amount that the number of shares has been decreased. However, management has not consulted a financial advisor in this regard and it is possible that any increase in per share market price may be proportionately less than the decrease in the number of outstanding shares of Common Stock.

     As a result of the reverse split, the number of authorized but unissued shares of Common Stock would increase from 51,932,336 shares to approximately 95,192,293 shares. Although the Company has no specific plans to issue Common Stock other than pursuant to the exercise of currently outstanding warrants and options, the additional treasury shares would provide the Board of Directors with flexibility in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional treasury shares could be used for many purposes, including: (i) the establishment of director or employee stock compensation plans; (ii) future acquisitions by the Company, including the acquisition of the streaming video technology; and (iii) future capital raising transactions. Unless required by law or regulatory authorities, the Company will not seek stockholder approval of any future Common Stock issuances. No stockholder will have any preemptive or other preferential right to purchase any Common Stock that the Company may issue in the future.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL APPROVING THE REVERSE SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK.

Change in Par Value of Preferred Stock.

     The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submitting to the stockholders for approval of, an amendment to the Company's Articles of Incorporation to reduce the par value of its Preferred Stock from one dime ($0.10) to one mill ($0.001) per share. The amendment would be effective upon filing of a Certificate of Amendment with the Nevada Secretary of State.

     Effect of the Proposed Change in Par Value. The reduction of the par value of the Company's Preferred Stock will have no effect on the value of such stock or the rights of the preferred stockholders.

     Purposes of the Proposed Change in Par Value. The reduction in the par value of the Preferred Stock will help the Company to ensure that all issued and outstanding shares of Preferred Stock are designated as fully-paid and non-assessable, since for accounting purposes the required consideration for such designation will be reduced from one dime ($0.10) to one mill ($0.001). After the reduction in par value, holders of the Company's Preferred Stock will be deemed to have paid the full price for their shares if the Company has received a contribution to capital of one mill ($0.001) or more per share (i.e., the shares will be "fully-paid"), and the Preferred Stock holders will not be required to make any additional contributions to capital in connection with those shares (i.e., the shares will be "non-assessable").

     In addition, certain states base the amount of franchise taxes payable by a corporation on the par value of its authorized shares. Although Nevada does not currently have any such provision, the reduction in the par value of the Preferred Stock is likely to help minimize the Company's franchise tax payments if Nevada adopts such a provision in the future.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL APPROVING THE REDUCTION IN THE PAR VALUE OF THE COMPANY'S PREFERRED STOCK.

Voting Procedures.
------------------

     The presence of a majority of the voting power of the Company's outstanding securities entitled to vote at the Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

     Under the Nevada Statutes and the Company's Bylaws, if a quorum exists, action on each of the proposals submitted to a vote of the stockholders shall be approved if a majority of the voting power present at the Meeting (in person or by proxy) votes in favor of the action. Each common stockholder will be entitled to one vote for each share of Common Stock held. Each preferred stockholder will be entitled to five votes for each share of Preferred Stock held. See the caption "Record Date and Outstanding Shares," herein.

Proposals of Security Holders.
------------------------------

     Proposals of security holders that are intended to be presented at the Company's next annual meeting of stockholders (to be held on May 6, 2000) must be received by the Company for inclusion in its proxy statement and form of proxy for that meeting not later than December 11, 1999. A notice of security holder proposal that is submitted outside of the processes of Rule 14a-8 of the Securities and Exchange Commission will be untimely if submitted after February 23, 2000.

Other Matters.
--------------

     The Board of Directors is not aware of any business other than the aforementioned proposals that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the person named in the enclosed proxy to vote thereon in accordance with her best judgment.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.


                                            By Order of the Board of Directors


May 20, 1999                             Gordon Muir
                                            Director and Chief Executive
                                            Officer

                            APPENDIX "A"



                              PROXY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                       PANTHER RESOURCES LTD.
                TO BE HELD FRIDAY, JUNE 11, 1999

     By completing and returning this proxy to Panther Resources Ltd.
(the "Company"), you will be designating Katharine Johnston, the Vice President of the Company, to vote all of your shares of the Company's common stock as indicated below.

     Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and return to the Company in the enclosed self-addressed envelope.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4
BELOW.

     The matters of business to be presented to a vote of the stockholders are as follows:

     PROPOSAL 1 - REVERSE SPLIT OF COMMON STOCK. Shall the issued and outstanding shares of Common Stock of the Company be reverse split in the ratio of one share for 10, with fractional shares being rounded up to the nearest whole share, and with appropriate adjustments in the stated capital and additional paid-in capital accounts of the Company?

                                   YES       NO        ABSTAIN

                                   ____      ____      ____

     PROPOSAL 2 - AMENDMENT OF ARTICLES OF INCORPORATION. Shall the Articles of Incorporation of the Company be amended to change the description of the Company's authorized business purpose from "To engage in any lawful activity and to concentrate on the acquisition, exploration and development of mineral resource properties worldwide" to "To engage in any lawful activity or activities in Nevada and throughout the world"?

                                   YES       NO        ABSTAIN

                                   ____      ____      ____


     PROPOSAL 3 - AMENDMENT OF ARTICLES OF INCORPORATION. Shall the Articles of Incorporation of the Company be amended to change the Company's name from "Panther Resources Ltd." to "PhantomFilm.com"?

                                   YES       NO        ABSTAIN

                                   ____      ____      ____


     PROPOSAL 4 - REDUCTION IN PAR VALUE OF PREFERRED STOCK. Shall the par value of the Company's authorized class of Preferred Stock be reduced from one dime ($0.10) per share to one mill ($0.001) per share?

                                   YES       NO        ABSTAIN

                                   ____      ____      ____

     The undersigned hereby acknowledges receipt of the Company's Proxy Statement dated May 20, 1999, and expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this proxy. (Please sign exactly as your name appears on your stock certificate(s). Joint owners should both sign. If signing in a representative capacity, give full titles and attach proof of authority unless already on file with the Company.)


Dated:  ____________, 1999         _________________________________
                                   Name of stockholder (Please print legibly)

Number of shares:  ____________    _________________________________
                                   Signature

     This proxy is being solicited by, and the above-referenced proposals are being proposed by, the Board of Directors of the Company. The proposals to be voted on are not related to or conditioned on the approval of any other matter. You may revoke this proxy at any time prior to the vote thereon.

     As of May 20, 1999, which is the record date for determining the stockholders who are entitled to notice of and to vote at the Meeting, the Board of Directors of the Company is not aware of any other matters to be presented at the Meeting. If no direction is indicated on a proxy that is executed and returned to the Company, it will be voted "FOR" each of Proposals 1, 2, 3 and 4 as set forth above. Unless indicated below, by completing and returning this proxy, the stockholder grants to Ms. Johnston the discretion to vote in accordance with her best judgment on any other matters that may be presented at the Meeting.

     ____ Withhold discretion to vote on any other matter presented at the Meeting.